UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): October 19, 2006
CDW Corporation
(Exact Name of Registrant as Specified in Its Charter)

Illinois	0-21796	36-3310735

(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

200 N. Milwaukee Ave.
Vernon Hills, Illinois		60061

(Address of Principal Executive Offices)		(Zip Code)
Registrant’s telephone number, including area code: (847) 465-6000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year
Item 9.01 Financial Statements and Exhibits
SIGNATURE
EXHIBIT INDEX
Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.
On October 19, 2006, the Board of Directors (the “Board”) of CDW Corporation (the “Company”) approved an amendment and restatement of the Company’s bylaws (as amended and restated, the “Amended Bylaws”) to make the following changes:
•	Section 1 of Article I has been amended to eliminate the reference to the Company’s former registered agent.

•	Section 8 of Article III has been amended to permit the Board of Directors, consistent with the Illinois Business Corporation Act, to establish committees comprised of only one director.

•	Section 11 of Article III has been amended to remove a reference to an equity plan that is no longer in use.

•	Section 8 of Article IV has been amended to clarify that the Treasurer is required to provide a specified report whenever requested by any of the Chairman of the Board of Directors, the President and the Board of Directors, but is not necessarily required to give such report at each meeting of the Board of Directors.

•	Each of Section 1 of Article IV, Section 9 of Article IV and Section 3 of Article V have been amended to clarify language or correct typographical errors.
          The Amended Bylaws became effective immediately upon their adoption by the Board. The description of the amendments to the Company’s bylaws is qualified in its entirety to the full text of the Amended Bylaws, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein. A copy of the Amended Bylaws marked to show changes to the former bylaws is attached as Exhibit 3.2 to this Current Report on Form 8-K.
Item 9.01 Financial Statements and Exhibits.

Exhibit No.	Description of Exhibit
3.1	Amended and Restated Bylaws of CDW Corporation

3.2	Amended and Restated Bylaws of CDW Corporation, marked to show changes effected by the amendments discussed herein

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CDW CORPORATION
Date: October 24, 2006	By:	/s/ Barbara A. Klein
Barbara A. Klein
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
3.1	Amended and Restated Bylaws of CDW Corporation

3.2	Amended and Restated Bylaws of CDW Corporation, marked to show changes effected by the amendments discussed herein